UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

EQRX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-315-2255

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EQRX	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	EQRXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2023, EQRx, Inc. (EQRx) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 19, 2023, the board of directors of EQRx approved a restructuring plan (the Plan) to further increase EQRx’s operational efficiencies and streamline expenses, including an 18% decrease in headcount by the end of the first quarter of 2023 to approximately 300 employees, resulting from a reduction in force as well as not filling positions following departures. These efforts are expected to result in approximately $18.0 million in annualized cash savings. One-time payments associated with the reduction in force are expected to be approximately $4.0 million.

Each departing employee of EQRx has played an integral role in EQRx’s commitment to develop and expand access to innovative medicines for some of the most prevalent disease areas, including cancer and immune-inflammatory conditions. EQRx would like to sincerely thank its departing employees for their hard work and dedication and wishes them well in their future endeavors.

As the Plan is implemented, EQRx’s management will re-evaluate the estimated costs set forth above and will finalize the estimated restructuring charge, consistent with generally accepted accounting principles. The estimated costs that EQRx expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. EQRx may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may be identified by the use of words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “design,” “strategy,” “future,” “opportunity,” “continue, “aim,” “goal,” “plan,” “may,” “look forward,” “should,” “will,” “would,” “will be,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, express or implied statements regarding expected savings and costs from the reduction in headcount; among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk that the restructuring costs and charges may be greater than anticipated or incurred in different periods than anticipated; the risk that EQRx’s restructuring efforts may adversely affect its internal programs and its ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that EQRx’s restructuring efforts may negatively impact its business operations and reputation with or ability to serve customers; and the risk that EQRx’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in EQRx’s most recent Annual Report on Form 10-K as well as any other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and EQRx assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 23, 2023 (Furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2023		EQRX, INC.

	By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Executive Officer